Exhibit 1.1

SUNDANCE ENERGY AUSTRALIA LIMITED

                   AMERICAN DEPOSITARY SHARES

REPRESENTING                ORDINARY SHARES

(NO PAR VALUE)

UNDERWRITING AGREEMENT

Dated:          , 2014

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EXHIBITS

Exhibit A	—	Underwriters

Exhibit B	—	Subsidiaries of the Company

Exhibit C	—	List of Persons Subject to Lock-Up

Exhibit D-1	—	Form of Lock-Up Agreement

Exhibit D-2	—	Form of Press Release Announcing Lock-Up Waiver

Exhibit E-1	—	Form of Opinion of Australian Company Counsel

Exhibit E-2		Form of Opinion of U.S. Company Counsel

Exhibit E-3		Form of Opinion of Special Colorado Counsel

Exhibit F		Form of Chief Financial Officer’s Certificate

Exhibit G	—	Form of Depositary Counsel Opinion

Exhibit H	—	Price-Related Information

Exhibit I	—	Issuer General Use Free Writing Prospectuses

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SUNDANCE ENERGY AUSTRALIA LIMITED

                 American Depositary Shares

Representing             Ordinary Shares

UNDERWRITING AGREEMENT

, 2014

Wells Fargo Securities, LLC

Canaccord Genuity Inc.

UBS Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York  10152

Ladies and Gentlemen:

Sundance Energy Australia Limited, an Australian corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”),  Canaccord Genuity Inc. (“Canaccord”), UBS Securities LLC (“UBS”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, Canaccord and UBS are acting as representatives (in such capacity, the “Representatives”) with respect to the sale by the Company of a total of          American Depositary Shares (“ADSs”) each representing           ordinary shares, no par value (the “Ordinary Shares”), of the Company (such ADSs to be sold by the Company being referred to herein as the “Initial Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in Exhibit A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of           additional ADSs to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the          ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”  The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, to be dated as of the Closing Date (as defined herein) (the “Deposit Agreement”), by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders and beneficial owners of ADSs issued thereunder. The Ordinary Shares to be issued in connection with, and represented by, the ADSs are hereinafter referred to as the “Underlying Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus dated         , 2014 in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised the Representatives of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), is herein called the “Prospectus.”

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)     Compliance with Registration Requirements.  The offer and sale of the Underlying Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Initial Registration Statement was initially filed (on a confidential basis) with the Commission on October 18, 2013.

(2)     Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing (i) complied and will comply in all material respects with the requirements of the 1933 Act and applicable 1933 Act Regulations and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances in which they were made, not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (y) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (w) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit H hereto, all considered together (collectively, the “General Disclosure Package”), nor (x) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (y) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and applicable 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and as of the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405, and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)     F-6 Registration Statement.  A registration statement on Form F-6 (File No. 333-193044) with respect to the ADSs has (i) been prepared by the Company in conformity with the requirements of the 1933 Act and the applicable 1933 Act Regulations, (ii) been filed with the Commission under the 1933 Act, and (iii) become effective under the 1933 Act. Copies of such registration statement have been delivered by the Company to you as the Representatives. As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the 1933 Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The F-6 Registration Statement, at the time it became effective under the 1933 Act, (i) conformed in all material respects to the requirements of the 1933 Act and the applicable 1933 Act Regulations and (ii) and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances in which they were made, not misleading.

(4)     Emerging Growth Company. From the time of the initial confidential submission of the Company’s draft Registration Statement on Form F-1 to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Applicable Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(5)     Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company confirms that it may, upon request, authorize the Representatives to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(6)     Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(7)     Independent Accountants.  The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations of the Commission and PCAOB, and as required by the 1933 Act.

(8)     Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified. All such financial statements have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in all material respects and in accordance with IFRS, the information required to be stated therein.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Historical and Pro Forma Consolidated Financial Data” and “Selected Historical and Pro Forma Consolidated Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The information appearing in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Historical and Pro Forma Consolidated Financial Data” and “Selected Historical and Pro Forma Consolidated Financial Data” present fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  All “non-IFRS financial measures”, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10(e) of Regulation S-K of the Commission, to the extent applicable.

(9)     Independent Reserve Engineers. Netherland, Sewell & Associates, Inc. (“NSA”), whose reserve evaluations are referenced or appear, as the case may be, in the Registration Statement, the General Disclosure Package and Prospectus were, as of June 30, 2013, and are, as of the date hereof, independent engineers with respect to the Company in accordance with guidelines established by the Commission; and the historical information underlying the estimates of the reserves of the Company supplied by the Company to NSA for the purposes of preparing the reserve reports of the Company referenced in the Registration Statement, the General Disclosure Package and Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the date that each such Reserve Report was prepared in all material respects in accordance with Commission rules and customary industry practices. Other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Registration Statement, the General Disclosure Package and Prospectus, the Company is not aware of any facts or circumstances that would reasonably be expected to result in a Material Adverse Effect (as defined below) in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Registration Statement, the General Disclosure Package and Prospectus and as reflected in the Reserve Reports.

(10)   No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(11)   Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation under the laws of Australia and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than Australia) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(12)   Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien (except for Liens arising under the Existing Credit Agreements). None of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.  Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto under the caption “Material Subsidiaries.”

(13)   Capitalization.  The issued and outstanding capital stock of the Company as of the date of this Agreement is          Ordinary Shares and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date, the issued and outstanding capital stock of the Company will be           ordinary shares which includes an aggregate of           Ordinary Shares represented by           ADSs sold in the offering (in each case except for subsequent issuances of Ordinary Shares, if any, pursuant to this Agreement or pursuant to the Company’s equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus under the caption “Management-Remuneration”).  The issued and outstanding capital stock of the Company as of the first Option Closing Date (assuming on that date the Underwriters have exercised the option described in Section 2(b) in full) will be           Ordinary Shares, which includes an aggregate of           Ordinary Shares represented by           ADSs (except for subsequent issuances of Ordinary Shares, if any, pursuant to this Agreement or pursuant to the Company’s equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus under the caption “Management-Remuneration”). The issued and outstanding Ordinary Shares have been validly issued, fully paid and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(14)   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(15)   Authorization of Deposit Agreement.  The Deposit Agreement has been duly authorized, and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and (ii) to general equitable principles (whether considered in a proceeding in equity or at law).  Upon execution and delivery by the Depositary of the ADRs evidencing the Securities against deposit of the Underlying Securities in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Securities evidenced thereby in accordance with the provisions of this Agreement, the ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(16)   Authorization of the Securities.  The Underlying Securities to be issued by the Company under this Agreement have been duly authorized for issuance to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid.  No holder of the Securities is or will be subject to personal liability by reason only of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(17)   Description of the Ordinary Shares.  The Ordinary Shares and the Company’s Organizational Documents conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(18)   Description of the ADSs.  The ADSs conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of Underlying Securities, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(19)   Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect and would not materially adversely affect the consummation of the transactions contemplated herein.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated herein, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, including the ASIC and the rules of any securities exchange, including the Nasdaq Global Select Market and the ASX.

(20)   Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(21)  Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(22)        Accuracy of Descriptions and Exhibits.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors—Australian takeovers laws may discourage takeover offers being made for us or may discourage the acquisition of a significant portion of our ordinary shares or ADSs,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulation of the Oil and Natural Gas Industry,” “Business—Environmental, Health and Safety Regulation,” “Business—Legal Proceedings,” “Management—Remuneration,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation,” the fifth through eighth paragraphs of “Underwriting” and “Enforceability of Civil Liabilities,” and the information in the Registration Statement under Items 6 and 7, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(23)        Possession of Intellectual Property.  The Company and its Material Subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any material infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid, unenforceable or inadequate to protect the interests of the Company or any of its subsidiaries therein. To the knowledge of the Company, there are no third parties who have or will be able to establish rights to any Intellectual Property of the Company or any of its Material Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company or any of its subsidiaries.  There is no pending or, to the knowledge of the Company, material threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe, misappropriate, or otherwise violate, any Intellectual Property of others, and the Company is unaware of any threatened action, suit, proceeding or claim. The Company and each of its Material Subsidiaries have, in all material respects, complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any Material Subsidiary. Any such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement such that any such termination would reasonably be expected to have a Material Adverse Effect.  There is no patent or patent application that contains material claims that interfere with the issued or pending claims of any such Intellectual Property of the Company or any of its Material Subsidiaries or that challenges the validity, enforceability or scope of any such Intellectual Property. The Company and each of its subsidiaries has taken reasonable steps to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, proprietary information and invention agreements, consulting agreements and services agreements by relevant contractors, consultants and employees.

(24)        Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of Ordinary Shares or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities and Underlying Securities pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state securities laws and except as have been obtained or may be required with respect to the listing rules of the ASX, settlement and operating rules of ASX and ASIC filing requirements.

(25)        Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies materially necessary to conduct the business now operated by them. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(26)        Title to Property.  The Company and its subsidiaries have good and marketable title in fee simple to all real property (if any) and good title to all other properties and assets owned by any of them and that are material to the operations of the Company and its subsidiaries, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.  All real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect.  Neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

(27)        Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be required to register as an “investment company” under the 1940 Act.

(28)        Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of or subject to liability pursuant to any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, radioactive materials (including naturally occurring radioactive materials (“NORM”)), hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required to conduct their business as currently conducted under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up, remediation, restoration, or closure, or an action, suit, proceeding, or claim by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws, and (E) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(29)        Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement. There are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing. The Company is not a party to any registration rights agreement, co-sale agreement, tag-along agreement or other similar agreement.

(30)        Parties to Lock-Up Agreements.  Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D-1 hereto.  Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company and its subsidiaries during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any restriction on transfer without the prior written consent of Wells Fargo; provided, however, that the Lock-up restrictions described in this paragraph above shall not apply to the disposition or the withholding of Ordinary Shares by the Company solely in connection with the payment of taxes due with respect to the vesting of restricted share units granted under the Company’s incentive compensation program as is in effect as of the date of this Agreement, insofar as such restricted share units are outstanding on the date of this Agreement.

(31)        Exchange Listing.  The Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Select Market.  The Underlying Securities being issued hereunder by the Company will be admitted to quotation, subject to official notice of issuance, on the ASX.  The Company is admitted to the official list of the ASX, its Ordinary Shares are quoted on the ASX and it is in compliance in all material respects with the listing rules of the ASX and all other applicable laws (as amended, if applicable, by class order of the ASIC) and any binding direction or ruling of ASIC or the ASX given to it.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the 1934 Act or delisting the Securities from the Nasdaq Global Select Market or the Ordinary Shares from the ASX. The Company has not received any notification from the Commission or the Nasdaq Global Select Market in the case of the Securities or the ASX, in the case of the Ordinary Shares, that such regulator or stock exchange is contemplating terminating such registration statement or listing or quotation.

(32)        FINRA Matters.  All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(33)        Taxes.  The Company and its subsidiaries have filed all material foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof and have paid all material taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and as to which adequate reserves have been established. There is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries, as to which a reserve would be required to be established, that has not been so reserved.  The issue of the ADSs and the Underlying Securities will not give rise to any material taxation charge on the Company or any of its subsidiaries.  There is no material dispute or claim concerning any tax liability of the Company or any of its subsidiaries (i) claimed or raised by any taxation authority in writing, (ii) to the Company’s knowledge, threatened by any taxation authority, or (iii) as to which the Company or any of its subsidiaries has knowledge based upon personal contact with any agent of such authority.

(34)        Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(35)        Accounting and Disclosure Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time during the Company’s two consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls and financial reports, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(36)        [Reserved]

(37)        Pending Proceedings and Examinations; Comment Letters.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act.  The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(38)        Absence of Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(39)        Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(40)        Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(41)        Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(42)        OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use any of the proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(43)        ERISA Compliance.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(44)        Lending and Other Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(45)        Changes in Management.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise indicated to the Company or any of its subsidiaries an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(46)       Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Underlying Securities or the ADSs to be sold by the Company to the Underwriters hereunder.

(47)        Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(48)        [Reserved]

(49)        Offering Materials.  Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(50)        No Restrictions on Dividends.  Other than the Existing Credit Agreements and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary.

(51)        Brokers.  There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement and except for fees payable to Euroz Securities Limited pursuant to a Corporate Advisory Mandate letter entered into with the Company.

(52)        PFIC Status.  The Company is not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations promulgated thereunder, and based on the Company’s current projected income, assets and activities, the Company does not expect it to be classified as a PFIC for any subsequent taxable year.

(53)        CFC Status.  The Company is not a “controlled foreign corporation” (“CFC”) as defined in Section 957 of the Code and the Treasury regulations promulgated thereunder, and the Company will not become a CFC in connection with the issuance or sale by the Company of the ADSs or the Underlying Securities.

(54)        Immunity from Jurisdiction.  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Australia.

(b)                                 Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $          per ADS (the “Purchase Price”).

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities at a price per ADS equal to the Purchase Price referred to in Section 2(a) above; provided that the price per ADS for any Option Securities shall be reduced by an amount per ADS equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional ADSs.

(c)                                  Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Mayer Brown LLP, 700 Louisiana, Suite 3400, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on          (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives promptly, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement, any post-effective amendment to the Registration Statement or the F-6 Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Prospectus, the F-6 Registration Statement or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or the F-6 Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will use reasonable efforts to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, the F-6 Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement, any Rule 462(b) Registration Statement and the F-6 Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(f)                                   Blue Sky and Other Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g)                                  Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)                                     Listing and Quotation.  The Company will use its best efforts to effect the listing of the Securities on the Nasdaq Global Select Market and the quotation of the Underlying Securities on the ASX, in each case, as and when required by this Agreement.

(j)                                    Restriction on Sale of Securities.  During the Lock-Up Period (as the same may be extended pursuant to the provisions set forth in the next sentence), the Company will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i)             issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other capital stock;

(ii)          file or cause the filing of any registration statement under the 1933 Act with respect to any Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for any Ordinary Shares, ADSs or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement); or

(iii)       enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for any Ordinary Shares, ADSs or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Ordinary Shares, ADSs or other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wells Fargo:

(1)                                 issue Securities to the Underwriters pursuant to this Agreement,

(2)                                 issue Ordinary Shares, options to acquire Ordinary Shares and restricted share units representing Ordinary Shares pursuant to the Company’s incentive compensation program as is in effect on the date of this Agreement,

(3)                                 issue Ordinary Shares upon the vesting of restricted share units or the exercise of options granted under the Company’s incentive compensation program referred to in clause (2) above, as such program is in effect on the date of this Agreement, and

(4)                                 effect dispositions or withholdings of Ordinary Shares solely in connection with the payment of taxes due with respect to the vesting of restricted share units granted under the Company’s incentive compensation program, insofar as such restricted share units are outstanding on the date of this Agreement, provided, however, that in the case of any issuance described in clause (3) above, each recipient who is a director or executive officer of the Company and who has not executed a written agreement, in substantially the form of Exhibit D-1 to this Agreement, shall execute and deliver to Wells Fargo, Canaccord and UBS, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D-1 to this Agreement and otherwise satisfactory in form and substance to Wells Fargo.

If Wells Fargo, in its sole and absolute discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(i) hereof to permit the transfer of Ordinary Shares, ADSs or other capital stock or other securities by an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

(k)                                 Reporting Requirements.  The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file any and all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations.

(l)                                     Emerging Growth Company Status.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the 1933 Act and (b) completion of the 180-day restricted period referred to in Section 3(i) hereof.

(m)                             Australian Securities Exchange.  To apply for the quotation of the Underlying Securities on ASX and to use all reasonable endeavors to procure that the Underlying Securities are quoted on the ASX, including, without limitation, maintaining the quotation of such Ordinary Shares on the ASX until the Underlying Securities are so quoted; to make the appropriate announcements through a regulatory information service of the issue of the ADSs and the Underlying Securities and the arrangements contemplated by this Agreement in accordance with the rules and regulations of the ASX; and otherwise to comply with the ASX rules and regulations in relation to the arrangements contemplated by this Agreement.

(n)                                 Australian Regulatory Filings.  To make any filings with the ASIC and the ASX in relation to the issue of the Underlying Securities as may be required under Australian law or the listing rules of ASX.

(o)                                 Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transfer, transaction, issue or similar duty or tax, including any interest and penalties, on the creation, issue and sale of the Underlying Securities and the Securities and on the execution and delivery of this Agreement (provided that the Company shall not be required to indemnify the Underwriters in respect of any tax imposed on or calculated by reference to the net income received or receivable by the Underwriters).  All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(p)                                 Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit H hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

SECTION 4.  Payment of Expenses.

(a)                                 Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits), the F-6 Registration Statement and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and the Underlying Securities on the ASX, (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings and (xii) the reasonable fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Company, the Company’s accountants and counsel and the Underwriters.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, 9(a)(i), 9(a)(iii)(A) or 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representatives or counsel for the

Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Initial Registration Statement and any post-effective amendments thereto have been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

(b)                                 Opinion of Counsel for Company.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Baker & McKenzie and Baker & McKenzie LLP, counsel for the Company as to matters of Australian law and U.S. federal and New York state law, respectively, and Berg Hill Greenleaf & Ruscitti LLP as to matters of Colorado law (“Company Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E-1, Exhibit E-2 and Exhibit E-3, respectively, and to such further effect as the Representatives may reasonably request.

(c)                                  Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the favorable letter, dated as of Closing Date, of Mayer Brown LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d)                                 Officers’ Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e)                                  Chief Financial Officer’s Certificate.  At the time of the execution of this Agreement, the Representatives shall have received from the Company a certificate, dated as of the date hereof and signed by the Chief Financial Officer of the Company, providing back up disclosure support as specified therein, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters, to the effect set forth in Exhibit F and to such further effect as the Representatives may reasonably request.

(f)                                   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young, Grant Thornton LLP and KPMG, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(g)                                  Bring-down Comfort Letter.  At the Closing Date, the Representatives shall have received from each of Ernst & Young, Grant Thornton LLP and KPMG, a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(h)                                 Letter from Independent Reserve Engineers.  On the date hereof, the Underwriters shall have received from NSA, independent reserve engineers, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the oil and gas reserves information in the Registration Statement and Preliminary Prospectus and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such independent reserve engineers a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the oil and gas reserves information in the Registration Statement and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to the Closing Date.

(i)                                     Approval of Listing and Quotation.  At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.  The Underlying Securities shall have been approved for quotation on the ASX.

(j)                                    Lock-up Agreements.  Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D-1 hereto signed by each of the persons listed in Exhibit C hereto.

(k)                                 No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)                                     Opinion of Counsel for the Depositary.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Emmet, Marvin & Martin LLP, counsel for the Depositary (“Depositary Counsel”), in form and substance satisfactory to the counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit G hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(m)                             Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)                                 Opinion of Counsel for Company.  The favorable opinions of Company Counsel required by Section 5(b), each in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(2)                                 Opinion of Counsel for Underwriters.  The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)                                 Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4)                                 Bring-down Comfort Letter.  A letter from each of Ernst & Young, Grant Thornton LLP and KPMG, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(5)                                 Bring-down Letter from Independent Reserve Engineers.  A letter from NSA, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(6)                                 Opinion of Counsel for the Depositary.  The favorable opinion of Depositary Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(k) hereof.

(n)                                 Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(o)                                 Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the F-6 Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)                                 Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.  The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting (Conflicts of Interest)” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the discount appearing in the third paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the thirteenth, sixteenth and eighteenth paragraphs under such caption (but only insofar as such information concerns the Underwriters).

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to the Company at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission, the ASX or the Nasdaq Global Select Market, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the ASX has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or other securities has been placed on negative outlook.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.

(a)                                 If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)               if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)               if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone).  Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); Canaccord Genuity, Inc., 1000 Louisiana, 71st Floor, Houston, Texas 77002, attention of Mitchell E. Ayer, Jr., fax no. 713-353-4227 (with such fax to be confirmed by telephone to 713-331-9451); and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, attention of Syndicate, fax no. (212) 713-3371) (with such fax to be confirmed by telephone to (212) 713-2626); and notices to the Company shall be directed to it at 633 17th Street, Suite 1950, Denver, Colorado 80202, attention of Eric P. McCrady, fax no. 303-543-5701 (with such fax to be confirmed by telephone to 303-543-5700).

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means           (New York City time) on          , 2014 or such other time as agreed by the Company and the Representatives.

“ASIC” means the Australian Securities and Investments Commission.

“ASX” means the Australian Securities Exchange.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that, solely in the case of this clause (ii), are material with respect to the Company and its subsidiaries taken as a whole.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreements” means the Credit Agreement, dated as of December 28, 2012, among the Company, Wells Fargo Bank, N.A., as agent, and the other parties thereto and the Second Lien Credit Agreement, dated as of August 30, 2013, among the Company, Wells Fargo Energy Capital, Inc., as agent, and the other parties thereto, each as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“IFRS” means Australian Accounting Standards and International Financial Reporting Standards and interpretations issued by the International Accounting Standards Board.

“Initial Registration Statement” means the Company’s registration statement on Form F-1 (Registration No. 333-192953), as amended (if applicable), including the Rule 430A Information from and after the time that such Rule 430A information is deemed, pursuant to Rule 430A, to be part of and included in the Initial Registration Statement.  In addition, in the event that any Rule 430C information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement, then the term “Initial Registration Statement” shall also include such Rule 430C Information from and after the time that such Rule 430C Information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits K and L hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement, as the same may be extended as provided herein.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated February 5, 2014 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion.”  The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 430C Information” means the information, if any, deemed to be a part of and included in the Initial Registration Statement pursuant to Rule 430C.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Subject Instruments” means the Existing Credit Agreements and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16.  Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit I hereto, to any electronic road show in the form previously provided by the Company to and approved by the Representatives.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit I hereto are Permitted Free Writing Prospectuses.

SECTION 17.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b)           the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf  or in right of it or the Company or any stockholders, employees or creditors of Company.

SECTION 18.  Research Analyst Independence.  The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 19.  Trial By Jury.  The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20.  Consent to Jurisdiction.  The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.  The Company represents and warrants that it has appointed  Corporation Service Company as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan, the City and County of New York upon which process may be served in any such action, suit or proceeding pursuant to a written agreement (each, an “Appointment Agreement”), a true, complete and correct copy of which will be delivered to the Representatives on the Closing Date, further represents and warrants that the Authorized Agent has agreed to act as such agent for service of process, and agrees that service of process upon such Authorized Agent, and written notice of said service to the Company as provided in this Agreement shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding, and agrees to take any and all such action as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect for a period of ten years from the date of this Agreement.

SECTION 21.   Waiver of Immunity.  With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 22.  Judgment Currency.  The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the

“Judgment Currency”), not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss in respect of any sum due to such Underwriter from the Company.  If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

SUNDANCE ENERGY AUSTRALIA LIMITED

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC
CANACCORD GENUITY INC.
UBS SECURITIES LLC

By:	WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

By:	CANACCORD GENUITY INC.

By
Authorized Signatory

By:	UBS SECURITIES LLC

By
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC
Canaccord Genuity Inc.
UBS Securities LLC
Scotia Capital (USA) Inc.
Simmons & Company International
Total

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Material Subsidiary
Armadillo Petroleum Limited	Australia	Corporation	No
Armadillo Eagle Ford Pty Ltd	Australia	Corporation	No
Armadillo Eagle Ford Holdings, Inc.	Delaware	Corporation	Yes
Armadillo E&P, Inc.	Delaware	Corporation	Yes
Sundance Energy, Inc.	Colorado	Corporation	Yes
Sundance Energy Oklahoma, LLC	Delaware	Limited liability company	Yes
Sundance Royalties, Inc.	Colorado	Corporation	No
SEA Eagle Ford, LLC	Texas	Limited liability company	Yes

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Eric P. McCrady

Cathy L. Anderson

Grace Ford

Mike Wolfe

Michael D. Hannell

Hannell Superannuation Fund

Damien A. Hannes

Neville W. Martin

The Martin Superannuation Fund

H. Weldon Holcombe

C-1

EXHIBIT D-1

FORM OF LOCK-UP AGREEMENT

SUNDANCE ENERGY AUSTRALIA LIMITED

Public Offering of ADSs

Dated as of                                         , 2014

Wells Fargo Securities, LLC
Canaccord Genuity Inc.

UBS Securities LLC

As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC

375 Park Avenue
New York, New York  10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Sundance Energy Australia Limited, an Australian corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”), Canaccord Genuity Inc. (“Canaccord”) and UBS Securities LLC (“UBS”), as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of American Depositary Shares (“ADSs”) each representing          ordinary shares, no par value (“Ordinary Shares”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the ADSs will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Ordinary Shares, ADSs or preferred stock or other capital stock (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for any Ordinary Shares, ADSs or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, ADSs or other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

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Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Ordinary Shares, ADSs or other capital stock or any securities convertible into or exchangeable or exercisable for Ordinary Shares, ADSs or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and

(3) with regard to Ordinary Shares, to the Company (including by the Company’s withholding of Ordinary Shares) solely for the payment of taxes with respect to the vesting of restricted share units granted under the Company’s incentive compensation program, insofar as such restricted share units are outstanding on the date of the Underwriting Agreement;

provided, however, that in the case of any transfer described in clauses (1), (2) or (3) above, it shall be a condition to the transfer that (A) in the case of transfers pursuant to clauses (1) and (2) above, the transferee executes and delivers to Wells Fargo, Canaccord and UBS, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, (B) in the case of a transfer pursuant to clause (1) or (3) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other capital stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that (i) in the case of clause (1) above, such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be and (ii) in the case of clause (3) above, such transfer is reported using transaction code “F”, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other capital stock shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period (as the same may be extended as described above).  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period (prior to giving effect to any extension of the Lock-Up Period as provided above), the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as the same may have been extended as provided above) has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other capital stock, and (ii) the Company may, with respect to any Ordinary Shares, ADSs or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Shares,

D-1-2

ADSs or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Securities pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

If the undersigned is an officer or director of the Company, (1) Wells Fargo agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, ADSs or other securities, it will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Wells Fargo to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.  The undersigned acknowledges and agrees that Wells Fargo may elect whether or not to grant any such release or waiver in its sole and absolute discretion.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to March 15, 2014, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of ADSs actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

D-1-3

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

D-1-4

EXHIBIT D-2

FORM OF PRESS RELEASE

SUNDANCE ENERGY AUSTRALIA LIMITED

                      , 2014

Sundance Energy Australia Limited (the “Company”) announced today that Wells Fargo Securities LLC, Canaccord Genuity Inc. and UBS Securities LLC, the lead book-running managers for the Company’s initial public offering of            American Depositary Shares that closed on                           , 2014, are [waiving][releasing] a lock-up restriction with respect to          [ordinary shares][American Depositary Shares] held by [certain officers or directors] [an officer] [a director] of the Company.  The [waiver] [release] will take effect on                           , 2014 and the securities may be sold on or after such date.

This press release is not an offer to sell or the solicitation of an offer to buy the securities in the United States or in any other jurisdiction and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

D-2-1

EXHIBIT H

PRICE-RELATED INFORMATION

Public offering price: $                       per American Depositary Share.

Net proceeds, before expenses, to the Company: $                       per American Depositary Share.

Settlement date:

H-1

EXHIBIT I

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[List or state “None”]

I-1